UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 8, 2005
BELO CORP.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8598 (Commission File Number)	75-0135890 (I.R.S. Employer Identification No.)
P.O. Box 655237, Dallas, Texas 75265-5237
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 977-6606
None.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
1. Long-term Incentive Awards under the Belo 2004 Executive Compensation Plan
On December 8, 2005, the Compensation Committee of the Board of Directors of Belo Corp. approved the use of performance-related and employment-related awards of restricted stock units with dividend equivalent rights under the Belo 2004 Executive Compensation Plan, approved by Belo shareholders on May 11, 2004 (ECP). The Company will also continue to grant stock options as a component of long-term incentive awards under the ECP. The long-term incentive awards of stock option grants and restricted stock units are designed to encourage the retention and motivation of key executives, as well as provide them with competitive compensation. The ultimate value of the long-term incentive awards is determined by the market price of Belo common stock. The form of stock option and restricted stock unit award notification for ECP participants, including senior executives, is attached as an exhibit to this Form 8-K and is incorporated herein by reference.
Performance-related restricted stock units for Belo Series A common stock will be awarded to senior executives based upon an annual target level grant established by the Compensation Committee for each executive. A senior executive can earn a number of restricted stock units representing from a minimum target level grant if financial performance meets a minimum threshold, and up to a maximum target level grant if financial performance exceeds target financial performance. If minimum financial performance levels are not achieved, no award will be earned. For corporate-level senior executives, the financial performance measure is based on earnings per share, as calculated by the Compensation Committee for purposes of the ECP. For senior executives of operating companies, the financial performance measure is based on the performance of his or her operating company, with specific weight being given to an operating company’s EBITDA (earnings before interest, tax, depreciation and amortization) and the remainder based upon revenue of the Internet Web site related to such operating company, in each case as calculated by the Compensation Committee for purposes of the ECP. For all grant recipients, the performance measurement period is the fiscal year following the grant date. On December 8, 2005, the Compensation Committee established target performance levels for each senior executive based upon the 2006 financial plan approved by the Board of Directors and approved 2006 target level grants. The number of restricted stock units earned by participants based upon fiscal year 2006 actual financial performance will be determined by the Compensation Committee in 2007 and will vest at a rate of 33-1/3% per year over three years, with the first portion vesting as of the time the Compensation Committee determines the number of restricted stock units.
The employment-related restricted stock unit awards, for which all ECP participants are eligible, will vest based upon continued employment with the Company at the end of a three-year period. Employment-related restricted stock unit awards to be made to senior executives will also be subject to annual performance criteria, based upon a percentage of consolidated net income, designed to allow deductibility under Section 162(m) of the Internal Revenue Code.
Stock options are granted for shares of Belo Series B common stock at an exercise price equal to the market price of Belo’s Series A common stock on the grant date. The options vest 40% on the first anniversary of the grant date, an additional 30% on the second anniversary, and the remaining 30% on the third anniversary. All options expire no later than the tenth anniversary of the grant date.

2. Summary of Non-Employee Director Compensation
On December 9, 2005, the Board of Directors of Belo Corp., based upon the recommendation of the Compensation Committee, approved changes to non-employee director compensation. The total value of the annual retainer provided to non-employee directors will be increased from $120,000 to $140,000. A Summary of Non-Employee Director Compensation is attached hereto as an exhibit to this Form 8-K and is incorporated herein by reference. The form of stock option and restricted stock unit award notification for non-employee directors under the ECP is attached as an exhibit to this Form 8-K and is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On December 9, 2005, the Board of Directors of Belo Corp. elected Alison K. Engel, 34, as vice president/Corporate Controller to be effective January 1, 2006. Ms. Engel will serve as the Company’s principal accounting officer. Ms. Engel joined Belo in August 2003 as director/Accounting Operations, and was promoted to Corporate Controller in February 2005 in which capacity she has been responsible for managing all aspects of the Company’s accounting practices, policies and procedures, including corporate financial reports, financial transactions, public filings and enterprise-wide adherence to compliance reporting standards. From February 2000 until joining Belo in 2003, Ms. Engel served as the Assistant Controller of EXE Technologies, Inc. Ms. Engel possesses more than 12 years of financial management experience at diversified, multi-unit business organizations and PriceWaterhouseCoopers.
Item 8.01. Other Events.
On December 9, 2005, the Company approved a new common stock repurchase authorization for the repurchase by the Company of up to 15 million shares of the Company’s common stock. A copy of the press release is attached hereto as an exhibit to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
10.1	Form of Award Notification under the Belo 2004 Executive Compensation Plan for Employee Awards

10.2	Form of Award Notification under the Belo 2004 Executive Compensation Plan for Non-Employee Director Awards

10.3	Summary of Non-Employee Director Compensation Arrangements

99.1	Press Release dated December 9, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: December 12, 2005

BELO CORP.
By:	/s/ RUSSELL F. COLEMAN
Russell F. Coleman
Vice President/General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of Award Notification under the Belo 2004 Executive Compensation Plan for Employee Awards
10.2	Form of Award Notification under the Belo 2004 Executive Compensation Plan for Non-Employee Director Awards
10.3	Summary of Non-Employee Director Compensation Arrangements
99.1	Press Release dated December 9, 2005